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                                                                   Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the use of our report dated July 26, 2000, (except with respect to the matters discussed in Note 3 and Note 17, as to which the date is October 4, 2000 and to Note 13 and Note 18, as to which the date is January 26, 2001) included in the Coach, Inc. Registration Statement on Form S-4 and to all references to our Firm, included in this registration statement.

                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Chicago, Illinois
March 26, 2001